SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                 POST-EFFECTIVE AMENDMENT NO. 1
                             TO
                          FORM S-8

                 REGISTRATION STATEMENT UNDER
                  THE SECURITIES ACT OF 1933


                    PETER KIEWIT SONS', INC.
    (Exact name of registrant as specified in its charter)


      Delaware                                 91-1842817
(State of incorporation or organization)    (I.R.S. Employer
                                             Identification No.)


  Kiewit Plaza, Omaha Nebraska                   68131
(Address of principal executive offices)       (Zip Code)


                     PETER KIEWIT SONS', INC.
                     EMPLOYEE OWNERSHIP PLAN
                     (Full title of the Plan)


                     Michael F. Norton, Esq.
                     Peter Kiewit Sons', Inc.
                          Kiewit Plaza
                     Omaha, Nebraska 68131
                         (402) 342-2052
  (Name, address and telephone number, including area code, of agent for service)







                  Post-Effective Amendment No. 1

     Peter Kiewit Sons', Inc., a Delaware corporation (the "Company"), is filing this Post-Effective Amendment No. 1 (this "Amendment") to its Registration Statement on Form S-8 (File No. 333-107629), filed with the Securities and Exchange Commission on August 4, 2003, to deregister 6,500 shares of common stock, par value $0.01 per share of the Company, which were registered for issuance under the Company's Employee Ownership Plan and not sold.







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                              SIGNATURES
                              ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on December 30, 2003.

                                     PETER KIEWIT SONS', INC.


                                     By: /s/ Tobin A. Schropp
                                     Name: Tobin A. Schropp
                                     Title: Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Name                      Title                        Date
----                      -----                        ----
                          Chairman of the Board and
                          Chief Executive Officer
/s/ Kenneth E. Stinson    (Principal Executive Officer)
Kenneth E. Stinson                              December 30, 2003

                          Vice President and Chief
                          Financial Officer
/s/ Michael J. Piechoski  (Principal Financial Officer)
Michael J. Piechoski                            December 30, 2003

                          Controller
/s/ Michael J. Whetstine  (Principal Accounting Officer)
Michael J. Whetstine                            December 30, 2003


/s/ Mogens C. Bay         Director              December 30, 2003
Mogens C. Bay

/s/ Richard W. Colf       Director              December 30, 2003
Richard W. Colf

/s/ Richard Geary         Director              December 30, 2003
Richard Geary

/s/ Bruce E. Grewcock     Director              December 30, 2003
Bruce E. Grewcock

/s/ William L. Grewcock   Director              December 30, 2003
William L. Grewcock







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/s/ Allan K. Kirkwood     Director              December 30, 2003
Allan K. Kirkwood

/s/ Michael R. McCarthy   Director              December 30, 2003
Michael R. McCarthy

/s/ Douglas E. Patterson  Director              December 30, 2003
Douglas E. Patterson

/s/ Walter Scott, Jr.     Director              December 30, 2003
Walter Scott, Jr.

/s/ George B. Toll, Jr.   Director              December 30, 2003
George B. Toll, Jr.







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